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                   THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                            2000 Segment Information
                                 (IN THOUSANDS)
                                   (Unaudited)
                               REVISED INFORMATION


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                                                 First                Second             Third                Fourth
                                                Quarter              Quarter            Quarter              Quarter
                                            ----------------------------------------------------------------------------
                                               (Restated)            (Restated)
 Net Sales
       Electrical                                $  369,923        $    303,220         $  341,717           $  333,973
       Communications                                47,462              43,387             46,514               41,076
       All other                                     57,747              57,038             54,946               59,080
                                            ----------------      --------------     --------------       --------------

                                                 $  475,132         $   403,645         $  443,177           $  434,129
                                            ================      ==============     ==============       ==============


 Segment Earnings (Loss):
       Electrical                                $   18,330         $  (114,350)        $  (16,965)          $  (41,457)
       Communications                                (2,712)            (16,566)            (6,087)              (2,967)
       All other                                      6,817               4,143              2,873               (5,252)
                                            ----------------      --------------     --------------       --------------

                                                 $   22,435         $   126,773         $  (20,179)          $  (49,676)
                                            ================      ==============     ==============       ==============

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